UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440
(Address of Principal Executive Offices and zip code)

(630) 410-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ULTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, Ulta Beauty, Inc. (the “Company” or “Ulta Beauty”) adopted an Executive Severance Plan (the “Severance Plan”), which provides for the payment of severance and other benefits to its executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) in the event of an involuntary termination of employment with Ulta Beauty without “Cause” (as is defined in the Severance Plan), other than (i) any such termination in connection with a change in control of the Company, or (ii) a termination of employment due to death or disability and subject to certain further exceptions. The Company’s Executive Change in Control and Severance Plan, dated March 24, 2017, (the “CIC Plan”) will continue to apply and govern with respect to eligible terminations of employment thereunder.

In the event of a qualifying termination under the Severance Plan, the executive officer will be entitled to receive the following:

●	Two (2) times the executive officer’s base salary in effect at the time of termination, payable in bi-weekly installments over a period of twenty-four (24) months;
●	One (1) times the lower of (i) the executive officer’s target annual bonus in effect at the time of termination of employment and (ii) the actual bonus for the fiscal year in which the termination of employment occurs, as determined by the Compensation Committee of the Company’s Board of Directors, payable in a cash lump sum when annual bonuses for such fiscal year are paid to the Company’s employees generally; and
●	Company-paid COBRA premium payments for up to 12 months following the termination date.

The executive’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of an effective general release of claims in favor of the Company and the executive officer’s continued compliance with applicable restrictive covenants during the executive’s employment and for a period of twenty-four (24) months following the executive officer’s termination of employment.

Outstanding equity awards held by the executive officer as of the date of termination of employment will be treated in accordance with the terms and conditions of the applicable Company equity compensation plan and award agreement.

The Severance Plan replaces in full and supersedes any other severance protections provided to the executive officers, including, without limitation, any individual letters or other plans (other than those provided under the CIC Plan). The foregoing descriptions of the Severance Plan and the CIC Plan are qualified in their entirety by reference to the full text of the Severance Plan and CIC Plan, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the Exhibit Index below are being furnished herewith.

Exhibit No.	Description
10.1	Ulta Beauty, Inc. Executive Severance Plan, dated December 15, 2025.
10.2

Ulta Beauty, Inc. Executive Change in Control and Severance Plan, dated March 24, 2017 (incorporated herein by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed March 28, 2017).

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Date: December 18, 2025	By:	/s/ Rene G. Cásares
Rene G. Cásares
Chief Legal Officer

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